Exhibit 10.1
First Amendment to Employment Agreement
     THIS AGREEMENT, effective July 25, 2006 (the “Effective Date”) is made by and between Wild Oats Markets, Inc., a Delaware corporation (the “Company”), and Robert B. Dimond (the “Executive”).
     WHEREAS, the Company and Executive agreed to certain terms of Executive’s employment, as reflected in an offer letter dated April 26, 2005 (the “Employment Agreement”);
     WHEREAS, the Company considers it essential to the best interests of its stakeholders to foster the continued employment of key management personnel; and
     WHEREAS, the Board has determined that appropriate steps should be taken to encourage the retention of the Executive;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
     1. Substitution of revised severance provision. The language marked as subpart (a) below shall be deleted and replaced with the language marked as subpart (b) below.
FORMER SEVERANCE PROVISION
(a) If your employment is terminated by the Company without Cause (which is defined on Attachment 2 to this letter) during the first 18 months thereof (which shall not be extended by any renewal of this Agreement), you shall be entitled to receive your then effective Base Salary for a 12-month period. After 18 months of employment, the severance payment is reduced as follows:
19 months of employment = 11months severance
20 months of employment = 10 months severance
21 months of employment = 9 months severance
22 months of employment = 8 months severance
23 months of employment = 7 months severance
24 months of employment = 6 months severance
After 24 months of employment the severance stays at 6 months of severance. This severance is not in addition to and will not be payable in the event of any payment of severance under the terms of the Severance Agreement.
NEW SEVERANCE PROVISION
(b) If your employment is terminated by the Company without Cause (which is defined on Attachment 2 to this letter) during the time period commencing on the Effective Date and continuing for 36 months (the “36 Month Period”) , you shall be entitled to receive your then effective Base Salary for a 24-month period. After the expiration of the 36 Month Period, the severance payment is reduced as follows:
37 months after Effective Date = 23 months severance
38 months after Effective Date = 22 months severance
39 months after Effective Date = 21 months severance
40 months after Effective Date = 20 months severance
41 months after Effective Date = 19 months severance
42 months after Effective Date = 18 months severance
43 months after Effective Date = 17 months severance

44 months after Effective Date = 16 months severance
45 months after Effective Date = 15 months severance
46 months after Effective Date = 14 months severance
47 months after Effective Date = 13 months severance
48 months after Effective Date = 12 months severance
After the passage of 48 months after the Effective Date, the severance stays at 12 months of severance. This severance is not in addition to and will not be payable in the event of any payment of severance under the terms of the Severance Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement.

Wild Oats Markets, Inc.
By:	/s/ Freya R. Brier
	Name:	Freya R. Brier
	Title:	Senior Vice President
	Date:	August 24, 2006

/s/ Robert B. Dimond
EXECUTIVE
Robert B. Dimond Date: August 24, 2006